Exhibit 99.1
Riley Permian Reports Third Quarter 2024 Results
OKLAHOMA CITY, November 6, 2024 -- Riley Exploration Permian, Inc. (NYSE American: REPX) (“Riley Permian” or the “Company”), today reported financial and operating results for the third quarter ended September 30, 2024.
THIRD QUARTER 2024 HIGHLIGHTS
•Averaged 23.4 MBoe/d of total equivalent production (oil production of 15.5 MBbls/d)
•Generated $72.1 million of operating cash flow or $60.5 million before changes in working capital(1)
•Incurred total accrual (activity-based) capital expenditures before acquisitions of $30.0 million and cash capital expenditures before acquisitions of $22.7 million
•Generated Free Cash Flow(1) of $37.8 million
•Paid dividends of $0.36 per share for a total of $8.1 million
•Reduced the principal value of debt outstanding by $35.0 million
•Completed the installation of our remaining electrical generation equipment used to power a portion of our field operations in Texas, with a total of 20 MW of installed capacity
MANAGEMENT COMMENTARY
Bobby D. Riley, Chief Executive Officer and Chairman of the Board commented: “Riley Permian delivered another quarter of strong results as we continued to execute our annual plan. Operating cash flow improved quarter-over-quarter despite lower commodity prices, driven by higher production and improved commodity hedge settlements. We’ve generated $99 million of Free Cash Flow(1) year-to-date, which has contributed to $70 million of principal debt reduction and $23 million of dividends paid. Our electric power projects continue advancing, which we believe will be increasingly valuable to our operations and the Company.”
“Additionally, during the third quarter, we opted to discontinue our EOR Project, which was begun in 2021, and which follows an approximate two-year period of water and CO2 injection applied to three horizontal producing wells. Technical achievements were delivered from the pilot program, showing that our oil can be successfully mobilized with CO2. However, given the relatively early life stage of our assets, we believe that we can currently generate higher production levels with lower operating costs using primary production methods, and that secondary EOR may be more applicable for our assets later in their useful life, after the completion of the primary phase of production.”

Exhibit 99.1
THIRD QUARTER 2024 OPERATIONS UPDATE AND FINANCIAL RESULTS
For the quarter ended September 30, 2024, the Company’s revenues totaled $102.3 million, net cash provided by operating activities was $72.1 million and net income was $25.7 million, or $1.21 per diluted share.
On a non-GAAP basis, Adjusted EBITDAX(1) was $71.7 million, cash flow from operations before changes in working capital(1) was $60.5 million, Free Cash Flow(1) was $37.8 million and Adjusted Net Income(1) was $31.5 million, or $1.49 per diluted share.
Average oil production was 15.5 MBbls/d and average total equivalent production was 23.4 MBoe/d (66% oil and 85% liquids). Oil volumes increased by 6% quarter-over-quarter while natural gas and NGL volumes increased by 21% and 24%, respectively. The increased natural gas and NGL volumes were driven by additional processing capacity that came on-line in July at our primary third-party midstream gas processor in Texas, relieving prior gas processing constraints.
Average realized prices were $73.95 per barrel of oil, $(0.60) per Mcf of natural gas and $(4.40) per barrel of natural gas liquids. The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. These costs, related to natural gas and NGLs, at times exceeded the price received and resulted in negative average realized prices.
The Company recorded a $24.2 million gain due to commodity derivatives, including a $23.4 million non-cash, unrealized gain and a $0.8 million realized gain.
Lease operating expense (“LOE”) was $18.5 million, or $8.60 per Boe, cash G&A expense(1) was $5.9 million, or $2.73 per Boe, and production and ad valorem taxes were $7.0 million or $3.25 per Boe.
Total accrued capital expenditures before acquisitions were $30.0 million and $22.7 million on a cash basis. The Company drilled 11.5 net operated horizontal wells, completed 3 net operated horizontal wells, and brought online to production 6 net operated horizontal wells.
The Company recorded a $30.2 million impairment related to the discontinuation of our EOR Project, including a $28.9 million non-cash impairment and $1.3 million cash impairment related to the termination of the Kinder Morgan CO2 contract. Select equipment from the EOR Project was salvaged for use in the Company's conventional vertical and horizontal development programs.
The Company reduced total debt by $35.0 million, including a principal reduction of $30.0 million on its Credit Facility and $5.0 million on its Senior Notes. Interest expense was $8.8 million.
The Company had $288.6 million of total debt, or $300.0 million principal balance, as of September 30, 2024, with approximately $245.0 million available for future borrowing under its Credit Facility.
Shareholders’ equity was $507.4 million as of September 30, 2024, and the number of common shares outstanding was 21.5 million.
POWER ACTIVITY UPDATE
RPC Power LLC (“RPC Power”), our power-focused joint venture, completed the installation of the remaining electrical generation equipment used to power a portion of Riley Permian’s field operations in Texas, with a total of 20 MW of installed capacity as of September 30, 2024. RPC Power advanced its larger, ERCOT-focused project during the third quarter with progress on siting, permitting and generation equipment procurement.
During the third quarter 2024, Riley Permian made an additional capital contribution of $1.5 million to RPC Power. The Company has invested a total of $22.5 million to date and has 50% ownership.
___________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.

Exhibit 99.1

Selected Operating and Financial Data
(Unaudited)
	Three Months Ended			Nine Months Ended
	September 30, 2024	June 30, 2024	September 30, 2023	September 30, 2024	September 30, 2023
Select Financial Data (in thousands):
Oil and natural gas sales, net	$102,339	$105,343	$107,694	$307,106	$273,418
Income from Operations	$17,478	$53,612	$58,229	$121,657	$139,273
Adjusted EBITDAX(1)	$71,741	$73,264	$72,227	$215,151	$182,000
Cash Flow from Operations	$72,130	$51,641	$52,652	$179,896	$141,372
Free Cash Flow(1)	$37,809	$38,263	$31,280	$99,380	$36,897

Production Data, net:
Oil (MBbls)	1,424	1,342	1,292	4,055	3,555
Natural gas (MMcf)	1,940	1,608	1,616	5,179	4,242
NGLs (MBbls)	408	330	274	1,031	691
Total (MBoe)	2,155	1,940	1,835	5,949	4,953

Daily combined volumes (Boe/d)	23,424	21,319	19,949	21,712	18,143
Daily oil volumes (Bbls/d)	15,478	14,747	14,043	14,799	13,022

Average Realized Prices:(2)
Oil ($ per Bbl)	$73.95	$79.25	$80.87	$76.12	$75.19
Natural gas ($ per Mcf)	$(0.60)	$(0.61)	$0.61	$(0.28)	$0.36
NGLs ($ per Bbl)	$(4.40)	$(0.10)	$8.11	$(0.08)	$6.63

Average Realized Prices, including the effects of derivative settlements:(2)(3)
Oil ($ per Bbl)	$73.84	$76.96	$76.00	$75.03	$71.23
Natural gas ($ per Mcf)	$(0.10)	$0.16	$0.63	$0.39	$0.46
NGLs ($ per Bbl)(4)	$(4.40)	$(0.10)	$8.11	$(0.08)	$6.63

Weighted Average Common Shares Outstanding (in thousands):
Basic	20,992	20,866	19,680	20,584	19,667
Diluted	21,209	21,087	19,989	20,764	19,964

_____________________
(1)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(2)The Company's oil, natural gas and NGL sales are presented net of gathering, processing and transportation costs. The costs, related to natural gas and NGLs, at times exceed the price received and result in negative average realized prices.
(3)The Company's calculation of the effects of derivative settlements includes gains and losses on the settlement of its commodity derivative contracts. These gains and losses are included under other income (expense) on the Company’s condensed consolidated statements of operations.
(4)During the periods presented, the Company did not have any NGL derivative contracts in place.

Exhibit 99.1
2024 GUIDANCE

Riley Permian is providing fourth quarter guidance based on currently scheduled development activity and current market conditions. The average working interest on gross operated wells drilled is subject to change and may have corresponding impacts on investing expenditures. Total equivalent production estimates, inclusive of production from natural gas and NGLs, may be subject to variability based on natural gas dynamics.

Activity, Production, and Investing Guidance	Q4 2024

Gross Operated Well Activity
Drilled	7 - 9
Completed	3 - 5
Turned to Sales	4 - 6

Net Production
Total (MBoe/d)	23.5 - 24.5
Oil (MBbls/d)	15.5 - 16.1

Investing Expenditures by Category (Accrual, in millions)(1)
Drilling and Completions and Capital Workovers	$18 - 21
Infrastructure and Other	14 - 21
Total E&P Capex	$32 - 42

Joint Venture Investment	$0 - 1
Total Investments	$32 - 43

Cost Guidance	Q4 2024

Operating and Corporate Costs
Lease operating expense, including workover expense ($ per Boe)	$8.00 - 9.00
Production tax (% of revenue)	6% - 8%
Cash G&A(2) ($ per Boe)	$2.50 - 3.00
Interest expense ($ in millions)(3)	$7.5 - 8.5
Income Tax Cash Payment ($ in millions)	$1.5 - 2.5
_______________
(1)Activity-based investing expenditures before acquisitions.
(2)A non-GAAP financial measure as defined and reconciled in the supplemental financial tables available on the Company’s website at www.rileypermian.com.
(3)Interest expense is net of interest rate derivative settlements.

Exhibit 99.1
CONFERENCE CALL
In connection with the earnings release, Riley Permian management will host a conference call for investors and analysts on November 7, 2024 at 9:00 a.m. CT to discuss the Company's results and to host a Q&A session. Interested parties are invited to participate by calling:
•Toll Free Dial-In, +1 (888) 596-4144
•Toll Dial-in, +1 (646) 968-2525
•Conference ID number 1303008
An updated company presentation, which will include certain items to be discussed on the call, will be posted prior to the call on the Company's website (www.rileypermian.com). In addition to a webcast of the call available on the Company’s website, a replay of the call will be available until November 21, 2024 by calling:
•Toll Free Dial-In, +1 (800) 770-2030
•Toll Dial-in, +1 (609) 800-9909
•Conference ID number 1303008
About Riley Exploration Permian, Inc.
Riley Permian is a growth-oriented, independent oil and natural gas company focused on the acquisition, exploration, development and production of oil, natural gas and natural gas liquids. For more information, please visit www.rileypermian.com.
Investor Contact:
405-438-0126
IR@rileypermian.com

Exhibit 99.1

Cautionary Statement Regarding Forward Looking Information
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The statements contained in this release that are not historical facts are forward-looking statements that represent management’s beliefs and assumptions based on currently available information. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, need for financing, competitive position and potential growth opportunities. Our forward-looking statements do not consider the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believes,” “intends,” “may,” “should,” “anticipates,” “expects,” “could,” “plans,” “estimates,” “projects,” “targets,” “forecasts” or comparable terminology or by discussions of strategy or trends. You should not place undue reliance on these forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements we make in this release are reasonable, we can give no assurance that these plans, intentions or expectations will be achieved or occur, and actual results could differ materially and adversely from those anticipated or implied by the forward-looking statements.
Among the factors that could cause actual future results to differ materially are the risks and uncertainties the Company is exposed to. While it is not possible to identify all factors, we continue to face many risks and uncertainties including, but not limited to: the volatility of oil, natural gas and NGL prices; regional supply and demand factors, any delays, curtailment delays or interruptions of production, and any governmental order, rule or regulation that may impose production limits; cost and availability of gathering, pipeline, refining, transportation and other midstream and downstream activities; severe weather and other risks that lead to a lack of any available markets; our ability to successfully complete mergers, acquisitions or divestitures; the inability or failure of the Company to successfully integrate the acquired assets into its operations and development activities; the potential delays in the development, construction or start-up of planned projects; failure to realize any of the anticipated benefits of our joint ventures or other equity investments; projects may not perform as expected or produce the anticipated benefits; risks relating to our operations, including development drilling and testing results and performance of acquired properties and newly drilled wells; inability to prove up undeveloped acreage and maintain production on leases; any reduction in our borrowing base on our revolving credit facility from time to time and our ability to repay any excess borrowings as a result of such reduction; the impact of our derivative strategy and the results of future settlement; our ability to comply with the financial covenants contained in our credit agreement and senior notes; changes in general economic, business or industry conditions, including changes in inflation rates, interest rates and foreign currency exchange rates; conditions in the capital, financial and credit markets and our ability to obtain capital needed for development and exploration operations on favorable terms or at all; the loss of certain tax deductions; risks associated with executing our business strategy, including any changes in our strategy; risks associated with concentration of operations in one major geographic area; legislative or regulatory changes, including initiatives related to hydraulic fracturing, regulation of greenhouse gases, water conservation, seismic activity, weatherization, or protection of certain species of wildlife, or of sensitive environmental areas; the ability to receive drilling and other permits or approvals and rights-of-way in a timely manner (or at all), which may be restricted by governmental regulation and legislation; restrictions on the use of water, including limits on the use of produced water and a moratorium on new produced water well permits recently imposed by the Railroad Commission of Texas in an effort to control induced seismicity in the Permian Basin; changes in government environmental policies and other environmental risks; the availability of drilling equipment and the timing of production; tax consequences of business transactions; public health crisis, such as pandemics and epidemics, and any related government policies and actions and the effects of such public health crises on the oil and natural gas industry, pricing and demand for oil and natural gas and supply chain logistics; general domestic and international economic, market and political conditions, including the military conflict between Russia and Ukraine, the Israel-Hamas conflict and the global response to such conflicts; risks related to litigation; and cybersecurity threats, technology system failures and data security issues. Additional factors that could cause results to differ materially from those described above can be found in Riley Permian’s Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC and available from the Company’s website at www.rileypermian.com under the “Investor” tab, and in other documents the Company files with the SEC.
The forward-looking statements in this press release are made as of the date hereof and are based on information available at that time. The Company does not undertake, and expressly disclaims, any duty to update or revise our forward-looking statements based on new information, future events or otherwise.

Exhibit 99.1
Cautionary Statement Regarding Guidance
The estimates and guidance presented in this release are based on assumptions of current and future capital expenditure levels, prices for oil, natural gas and NGLs, available liquidity, indications of supply and demand for oil, well results, and operating costs. The guidance provided in this release does not constitute any form of guarantee or assurance that the matters indicated will be achieved. While we believe these estimates and the assumptions on which they are based are reasonable as of the date on which they are made, they are inherently uncertain and are subject to, among other things, significant business, economic, operational, and regulatory risks, and uncertainties, some of which are not known as of the date of the statement. Guidance and estimates, and the assumptions on which they are based, are subject to material revision. Actual results may differ materially from estimates and guidance. Please read the "Cautionary Statement Regarding Forward Looking Information" section above, as well as "Risk Factors" in our annual report on Form 10-K and our quarterly reports on Form 10-Q, which are incorporated herein.
Source: Riley Exploration Permian, Inc.

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED BALANCE SHEETS
	(Unaudited)
	September 30, 2024	December 31, 2023
	(In thousands, except share amounts)
Assets
Current Assets:
Cash	$13,322	$15,319
Accounts receivable, net	41,034	35,126
Prepaid expenses	2,037	1,631
Inventory	6,738	6,177
Current derivative assets	12,195	5,013
Total Current Assets	75,326	63,266
Oil and natural gas properties, net (successful efforts)	871,996	846,901
Other property and equipment, net	19,189	20,653
Non-current derivative assets	2,475	2,296
Equity method investment	22,047	5,620
Other non-current assets, net	6,842	6,975
Total Assets	$997,875	$945,711
Liabilities and Shareholders' Equity
Current Liabilities:
Accounts payable	$14,213	$3,855
Accrued liabilities	25,716	33,159
Revenue payable	33,745	30,695
Current derivative liabilities	—	360
Current portion of long-term debt	20,000	20,000
Other current liabilities	13,570	6,276
Total Current Liabilities	107,244	94,345
Non-current derivative liabilities	30	—
Asset retirement obligations	31,406	19,255
Long-term debt	268,620	335,959
Deferred tax liabilities	82,077	73,345
Other non-current liabilities	1,093	1,212
Total Liabilities	490,470	524,116
Commitments and Contingencies
Shareholders' Equity:
Preferred stock, $0.0001 par value, 25,000,000 shares authorized; 0 shares issued and outstanding	—	—
Common stock, $0.001 par value, 240,000,000 shares authorized; 21,541,393 and 20,405,093 shares issued and outstanding at September 30, 2024 and December 31, 2023, respectively	21	20
Additional paid-in capital	310,155	279,112
Retained earnings	197,229	142,463
Total Shareholders' Equity	507,405	421,595
Total Liabilities and Shareholders' Equity	$997,875	$945,711

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Revenues:
Oil and natural gas sales, net	$102,339	$107,694	$307,106	$273,418
Contract services - related parties	—	600	380	1,800
Total Revenues	102,339	108,294	307,486	275,218
Costs and Expenses:
Lease operating expenses	18,532	16,898	51,793	43,287
Production and ad valorem taxes	7,002	7,242	21,407	18,573
Exploration costs	375	231	439	643
Depletion, depreciation, amortization and accretion	20,722	18,706	55,971	46,390
Other impairments	30,158	—	30,158	—
General and administrative:
Administrative costs	5,879	5,530	17,862	17,497
Share-based compensation expense	1,720	1,109	6,693	3,448
Cost of contract services - related parties	—	128	363	347
Transaction costs	473	221	1,143	5,760
Total Costs and Expenses	84,861	50,065	185,829	135,945
Income from Operations	17,478	58,229	121,657	139,273
Other Income (Expense):
Interest expense, net	(8,789)	(10,338)	(26,713)	(21,515)
Gain (loss) on derivatives, net	24,217	(35,345)	6,781	(20,925)
Income (loss) from equity method investment	(210)	23	(235)	(213)
Total Other Income (Expense)	15,218	(45,660)	(20,167)	(42,653)
Net Income from Operations before Income Taxes	32,696	12,569	101,490	96,620
Income tax expense	(7,033)	(3,922)	(23,521)	(23,054)
Net Income	$25,663	$8,647	$77,969	$73,566
Net Income per Share:
Basic	$1.22	$0.44	$3.79	$3.94
Diluted	$1.21	$0.43	$3.76	$3.89
Weighted Average Common Shares Outstanding:
Basic	20,992	19,680	20,584	19,667
Diluted	21,209	19,989	20,764	19,964

Exhibit 99.1

RILEY EXPLORATION PERMIAN, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
	(In thousands)
Cash Flows from Operating Activities:
Net income	$25,663	$8,647	$77,969	$73,566
Adjustments to reconcile net income to net cash provided by operating activities:
Exploratory well costs and lease expirations	404	231	404	619
Depletion, depreciation, amortization and accretion	20,722	18,706	55,971	46,390
Other impairments	30,158	—	30,158	—
(Gain) loss on derivatives, net	(24,217)	35,345	(6,781)	20,925
Settlements on derivative contracts	815	(6,269)	(910)	(13,660)
Amortization of deferred financing costs and discount	1,343	1,189	3,975	2,470
Share-based compensation expense	1,720	1,109	6,693	3,594
Deferred income tax expense	3,659	3,865	8,732	17,602
(Income) loss from equity method investment	210	(23)	235	213
Other	42	(23)	—	(25)
Changes in operating assets and liabilities	11,611	(10,125)	3,450	(10,322)
Net Cash Provided by Operating Activities	72,130	52,652	179,896	141,372
Cash Flows from Investing Activities:
Additions to oil and natural gas properties	(22,446)	(31,275)	(76,372)	(114,298)
Net assets acquired in business combination	—	408	—	(324,686)
Acquisitions of oil and natural gas properties	(1,459)	—	(19,597)	(5,443)
Contributions to equity method investment	(1,500)	—	(16,662)	(3,566)
Additions to other property and equipment	(264)	(222)	(694)	(499)
Net Cash Used in Investing Activities	(25,669)	(31,089)	(113,325)	(448,492)
Cash Flows from Financing Activities:
Deferred financing costs	(11)	(36)	(80)	(6,250)
Proceeds from credit facility	—	—	15,000	178,000
Repayments under credit facility	(30,000)	(5,000)	(70,000)	(24,000)
Proceeds from senior notes, net of issuance costs	—	—	—	188,000
Repayments of senior notes	(5,000)	(5,000)	(15,000)	(10,000)
Payment of common share dividends	(8,132)	(6,810)	(22,839)	(20,173)
Proceeds from issuance of common shares, net	—	87	25,415	87
Common stock repurchased for tax withholding	(906)	(1,179)	(1,064)	(1,479)
Net Cash (Used in) Provided by Financing Activities	(44,049)	(17,938)	(68,568)	304,185
Net Increase (Decrease) in Cash and Cash Equivalents	2,412	3,625	(1,997)	(2,935)
Cash, Beginning of Period	10,910	6,741	15,319	13,301
Cash, End of Period	$13,322	$10,366	$13,322	$10,366

Exhibit 99.1
DERIVATIVE CONTRACTS
The Company’s oil and natural gas derivative instruments consisted of fixed price swaps, costless collars, and basis swaps. The following table summarizes the open financial derivatives as of November 1, 2024, related to oil and natural gas production:

		Weighted Average Price
Period (1)	Notional Volume	Fixed	Put	Call
		($ per unit)
Oil Swaps (Bbl)
Q4 2024	435,000	$74.90
2025	645,000	$73.63

Natural Gas Swaps (Mcf)
Q4 2024	510,000	$3.62
2025	1,875,000	$3.60
2026	555,000	$4.02

Oil Collars (Bbl)
Q4 2024	390,000		$61.92	$83.39
2025	1,700,000		$63.28	$76.59
2026	817,000		$59.62	$78.29

Natural Gas Collars (MMBtu)
Q4 2024	405,000		$3.50	$4.45
2025	1,445,000		$3.30	$4.30
2026	1,975,000		$3.08	$3.79

Oil Basis (Bbl)
Q4 2024	330,000	$0.97
__________________
(1)Q4 2024 derivative positions shown include 2024 contracts, some of which have settled as of November 1, 2024.
Interest Rate Contracts
The Company entered into floating-to-fixed interest rate swaps, in which it will receive a floating market rate equal to one-month CME Term Secured Overnight Financing Rate and will pay a fixed interest rate, to manage future interest rate exposure related to the Company’s Credit Facility. In March 2024, the Company entered into a fixed-to-floating interest rate swap for the period May 2024 to December 2024, to reduce our interest rate exposure, which resulted in a gain of approximately $1 million on a notional amount of $80 million. The remaining gain of $0.4 million will be realized upon settlement of the contracts in 2024.
The following table summarizes the open interest rate derivative positions as of September 30, 2024:

Open Coverage Period	Position	Notional Amount	Fixed Rate
		(In thousands)
October 2024 - April 2026	Long	$30,000	3.180%
October 2024 - April 2026	Long	$50,000	3.039%
October 2024 - December 2024	Short	$80,000	4.910%